                    Exhibit 99.1

Investor Contact	Media Contact
David Martin	Jay Cooney
+1.267.946.1407	+1.267.857.8017
dmartin@enviri.com	jcooney@enviri.com

FOR IMMEDIATE RELEASE

ENVIRI CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

•Fourth Quarter Revenues from Continuing Operations Totaled $529 Million, an Increase of 13 Percent Over the Prior-Year Quarter

•Q4 GAAP Operating Income from Continuing Operations of $28 Million

•Adjusted EBITDA from Continuing Operations in Q4 Totaled $73 million, an Increase of 21 Percent Over the Prior-Year Quarter

•Credit Agreement Net Leverage Ratio Declined Further, to 4.1x at Quarter-End

•Full Year 2023 Revenue from Continuing Operations Increased 10 Percent; GAAP Operating Income of $111 Million; and Adjusted EBITDA Totaled $293 Million, an Increase of 28 Percent

•2024 Adjusted EBITDA Expected to Increase to Between $300 Million and $320 Million

PHILADELPHIA (February 29, 2024) - Enviri Corporation (NYSE: NVRI) today reported fourth quarter 2023 results. On a U.S. GAAP ("GAAP") basis, the fourth quarter of 2023 diluted loss per share from continuing operations was $0.17, after strategic expenses and other unusual items. The adjusted diluted loss per share from continuing operations in the fourth quarter of 2023 was $0.07. These figures compare with fourth quarter of 2022 GAAP diluted loss per share from continuing operations of $0.30 (including a $15 million intangible asset impairment within Harsco Environmental) and adjusted diluted earnings per share from continuing operations of $0.01.

GAAP operating income from continuing operations for the fourth quarter of 2023 was $28 million. Adjusted EBITDA was $73 million in the quarter, compared to the Company's previously provided guidance range of $62 million to $69 million.

“Enviri had a strong 2023, finishing the year with solid quarterly results and significant momentum in both Clean Earth and Harsco Environmental,” said Enviri Chairman and CEO Nick Grasberger. “Our results benefited from healthy end-market demand and continuing operational excellence across our businesses. The earnings growth in both the quarter and full year was supported by efficiency and growth initiatives and pricing actions implemented across the Company. I would like to thank our employees for their continued commitment to our customers and our company.”

“Looking forward, we expect to maintain our strong business momentum and that our operating results will improve further in 2024, with Clean Earth again leading the way. We also expect to further improve our debt leverage position in 2024. In addition, we are pleased to see improving financial and operating trends in Rail and our efforts to strengthen and sell the business remain ongoing. We remain optimistic about Enviri’s growth potential and the value within each of our businesses, and we will continue to deliver on our strategic priorities to create value for shareholders in the coming years.”

Enviri Corporation—Selected Fourth Quarter Results

($ in millions, except per share amounts)	Q4 2023	Q4 2022
Revenues	$529	$468
Operating income/(loss) from continuing operations - GAAP	$28	$2
Diluted EPS from continuing operations - GAAP	$(0.17)	$(0.30)
Adjusted EBITDA - Non GAAP	$73	$61
Adjusted EBITDA margin - Non GAAP	13.9%	12.9%
Adjusted diluted EPS from continuing operations - Non GAAP	$(0.07)	$0.01
Note: Adjusted diluted earnings (loss) per share from continuing operations and adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share from continuing operations is adjusted for acquisition-related amortization expense. See below for definition of these non-GAAP measures and reconciliations to the most directly comparable GAAP financial measures.

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Consolidated Fourth Quarter Operating Results
Consolidated revenues from continuing operations were $529 million, an increase of 13 percent compared with the prior-year quarter. Both Clean Earth and Harsco Environmental realized an increase in revenues compared to the fourth quarter of 2022 due to higher services demand and pricing. Foreign currency translation positively impacted fourth quarter 2023 revenues by approximately $4 million, compared with the prior-year period.

The Company's GAAP operating income from continuing operations was $28 million for the fourth quarter of 2023, compared with GAAP operating income of $2 million in the same quarter of 2022. Meanwhile, adjusted EBITDA totaled $73 million in the fourth quarter of 2023 versus $61 million in the fourth quarter of the prior year. Both Harsco Environmental and Clean Earth achieved higher adjusted EBITDA versus the comparable quarter of 2022.

Enviri Corporation—Selected 2023 Results

($ in millions, except per share amounts)	2023	2022
Revenues	$2,069	$1,889
Operating income (loss) from continuing operations - GAAP	$111	$(57)
Diluted EPS from continuing operations - GAAP	$(0.57)	$(1.73)
Adjusted EBITDA - excluding unusual items	$293	$229
Adjusted EBITDA margin - excluding unusual items	14.2%	12.1%
Adjusted diluted EPS from continuing operations - excluding unusual items	$(0.12)	$0.10
Note: Adjusted diluted earnings (loss) per share from continuing operations and adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share from continuing operations is adjusted for acquisition-related amortization expense. See below for definition of these non-GAAP measures and reconciliations to the most directly comparable GAAP financial measures.

Consolidated Full Year 2023 Operating Results
Consolidated revenues from continuing operations were $2.07 billion in 2023, compared to $1.89 billion in 2022. The revenues increase for the year is again attributable to higher volumes and pricing in both the Clean Earth and Harsco Environmental segments. Foreign currency translation negatively impacted 2023 revenues by approximately $8 million compared with the prior year.

GAAP operating income from continuing operations was $111 million in 2023, while the GAAP operating loss from continuing operations in 2022 was $57 million. Adjusted EBITDA was $293 million and $229 million for these years, respectively, with the change in adjusted results reflecting the above-mentioned items that favorably impacted revenues along with various growth and improvement initiatives across the Company.

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On a GAAP basis, the diluted loss per share from continuing operations in 2023 was $0.57, and this figure compares with a diluted loss per share in 2022 of $1.73. These figures include various unusual items in each year (including a Clean Earth non-cash goodwill impairment charge of $105 million in 2022). The adjusted diluted loss per share from continuing operations was $0.12 in 2023, compared with adjusted diluted earnings per share from continuing operations of $0.10 in 2022.

Fourth Quarter Business Review

Harsco Environmental

($ in millions)	Q4 2023	Q4 2022
Revenues	$292	$257
Operating income - GAAP	$25	$(4)
Adjusted EBITDA - Non GAAP	$56	$43
Adjusted EBITDA margin - Non GAAP	19.3%	16.7%

Harsco Environmental revenues totaled $292 million in the fourth quarter of 2023, an increase of 14 percent compared with the prior-year quarter. This increase is attributable to higher services and products demand and price increases. The segment's GAAP operating income and adjusted EBITDA totaled $25 million and $56 million, respectively, in the fourth quarter of 2023. These figures compare with a GAAP operating loss of $4 million and adjusted EBITDA of $43 million in the prior-year period. The year-on-year change in adjusted earnings reflects the impact of higher demand, including the impact of new services contracts, and higher prices. As a result, Harsco Environmental's adjusted EBITDA margin increased to 19.3 percent in the fourth quarter of 2023 versus 16.7 percent in the comparable quarter of 2022.

Clean Earth

($ in millions)	Q4 2023	Q4 2022
Revenues	$237	$211
Operating income - GAAP	$16	$14
Adjusted EBITDA - Non GAAP	$29	$25
Adjusted EBITDA margin - Non GAAP	12.2%	11.6%

Clean Earth revenues totaled $237 million in the fourth quarter of 2023, a 12 percent increase over the prior-year quarter as a result of higher services pricing and increased demand. The segment's GAAP operating income was $16 million and adjusted EBITDA was $29 million in the fourth quarter of 2023. These figures compare with GAAP operating income of $14 million and adjusted EBITDA of $25 million in the prior-year period. The year-on-year improvement in adjusted earnings reflects the above-mentioned factors and efficiency initiatives, partially offset by higher incentive compensation,
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severance and other investments. As a result, Clean Earth's adjusted EBITDA margin increased to 12.2 percent in the fourth quarter of 2023 versus 11.6 percent in the comparable quarter of 2022.

Cash Flow
Net cash provided by operating activities was $68 million in the fourth quarter of 2023, compared with net cash provided by operating activities of $19 million in the prior-year period. Free cash flow (excluding Rail) was $25 million in the fourth quarter of 2023, compared with $3 million in the prior-year period. The change in free cash flow compared with the prior-year quarter is attributable to higher cash earnings and working capital improvements.

For the full-year 2023, net cash provided by operating activities totaled $114 million, compared with net cash provided by operating activities of $151 million in 2022. Free cash flow (excluding Rail) was $24 million in 2023, compared with $75 million in the prior year. The change in full-year free cash flow can be attributed to the Company's accounts receivable securitization program implemented in 2022 as well as higher cash interest payments and net capital spending, partially offset by a higher cash earnings from improved business performance and favorable changes in working capital in 2023 from the Company's continuing operations.

2024 Outlook
The Company's 2024 guidance anticipates that it will again realize an improvement in financial performance compared with 2023. Clean Earth and Harsco Environmental are both expected to contribute to the growth. This outlook contemplates that economic conditions will remain stable and that the Company will benefit from incremental growth and improvement initiatives. Key business drivers for each segment as well as other 2024 guidance details are as follows:

Harsco Environmental adjusted EBITDA is projected to be modestly above prior-year results. Higher services volumes and pricing, site improvement initiatives and new contracts are expected to be partially offset by lower commodities and certain product volumes as well as personnel investments.

Clean Earth adjusted EBITDA is expected to increase versus 2023 as a result of higher services pricing (net of inflation), efficiency initiatives and higher volumes, offsetting the impacts of a less favorable project-related business mix as well as certain other 2023 items not repeating (Stericycle settlement).

Corporate spending is anticipated to be comparable with 2023.

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2024 Full Year Outlook (Continuing Operations)
GAAP Operating Income	$122 - $142 million
Adjusted EBITDA	$300 - $320 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.28) - $(0.52)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.00) - $(0.25)
Free Cash Flow	$20 - $40 million
Net Interest Expense	$103 - $108 million
Account Receivable Securitization Fees	$10 - $11 million
Pension Expense (Non-Operating)	$17 million
Tax Expense, Excluding Any Unusual Items	$23 - $29 million
Net Capital Expenditures	$130 - $140 million

Q1 2024 Outlook (Continuing Operations)
GAAP Operating Income	$19 - $26 million
Adjusted EBITDA	$63 - $70 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.12) - $(0.20)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.05) - $(0.13)

Conference Call
The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. Those who wish to listen to the conference call webcast should visit the Investor Relations section of the Company’s website at www.enviri.com. The live call also can be accessed by dialing (833) 630-1956, or (412) 317-1837 for international callers. Please ask to join the Enviri Corporation call. Listeners are advised to dial in approximately ten minutes prior to the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

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Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan," "contemplate," "project" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) the Company's ability to successfully enter into new contracts and complete new acquisitions, divestitures, or strategic ventures in the time-frame contemplated or at all, including the Company's ability to timely divest the Rail business; (2) the Company’s inability to comply with applicable environmental laws and regulations; (3) the Company’s inability to obtain, renew, or maintain compliance with its operating permits or license agreements; (4) various economic, business, and regulatory risks associated with the waste management industry; (5) the seasonal nature of the Company's business; (6) risks caused by customer concentration,the long-term nature of customer contracts, and the competitive nature of the industries in which the Company operates; (7) the outcome of any disputes with customers, contractors and subcontractors; (8) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged or have inadequate liquidity) to maintain their credit availability; (9) higher than expected claims under the Company’s insurance policies, or losses that are uninsurable or that exceed existing insurance coverage; (10) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (11) the Company's ability to negotiate, complete, and integrate strategic transactions and joint ventures with strategic partners; (12) the Company’s ability to effectively retain key management and employees, including due to unanticipated changes to demand for the Company’s services, disruptions associated with labor disputes, and increased operating costs associated with union organizations; (13) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (14) failure to effectively prevent, detect or recover from breaches in the
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Company's cybersecurity infrastructure; (15) changes in the worldwide business environment in which the Company operates, including changes in general economic and industry conditions and cyclical slowdowns; (16) fluctuations in exchange rates between the U.S. dollar and other currencies in which the Company conducts business; (17) unforeseen business disruptions in one or more of the many countries in which the Company operates due to changes in economic conditions,changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; political instability, civil disobedience, armed hostilities, public health issues or other calamities; (18) liability for and implementation of environmental remediation matters; (19) product liability and warranty claims associated with the Company’s operations; (20) the Company’s ability to comply with financial covenants and obligations to financial counterparties; (21) the Company’s outstanding indebtedness and exposure to derivative financial instruments that may be impacted by, among other factors, changes in interest rates; (22) tax liabilities and changes in tax laws; (23) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (24) risk and uncertainty associated with intangible assets; and the other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, “Risk Factors” of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

NON-GAAP MEASURES
Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies. The most comparable GAAP measures are included within the definitions below and reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included at the end of this press release.

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Adjusted diluted earnings per share from continuing operations: Adjusted diluted earnings (loss) per share from continuing operations is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings per share from continuing operations is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure and consists of income (loss) from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); facility fees and debt-related income (expense); and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs). The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Free cash flow: Free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and certain transaction-related / debt-refinancing expenditures. The Company's management believes that Free cash flow is meaningful to investors because management reviews Free cash flow for planning and performance evaluation purposes. It is important to note that Free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. Free cash flow excludes the former Harsco Rail Segment since the segment is reported as discontinued operations. This presentation provides a basis for comparison of ongoing operations and prospects.
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About Enviri
Enviri is transforming the world to green, as a trusted global leader in providing a broad range of environmental services and related innovative solutions. The company serves a diverse customer base by offering critical recycle and reuse solutions for their waste streams, enabling customers to address their most complex environmental challenges and to achieve their sustainability goals. Enviri is based in Philadelphia, Pennsylvania and operates in more than 150 locations in over 30 countries. Additional information can be found at www.enviri.com.

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands, except per share amounts)	2023	2022	2023	2022
Revenues from continuing operations:
Revenues	$528,816	$468,302	$2,069,225	$1,889,065
Costs and expenses from continuing operations:
Cost of sales	417,604	380,314	1,633,662	1,553,335
Selling, general and administrative expenses	79,209	66,832	312,383	268,066
Research and development expenses	339	145	1,286	690
Goodwill and other intangible asset impairment charges	—	15,000	—	119,580
Property, plant and equipment impairment charge	—	—	14,099	—
Other expense (income), net	3,745	4,222	(3,219)	4,737
Total costs and expenses	500,897	466,513	1,958,211	1,946,408
Operating income (loss) from continuing operations	27,919	1,789	111,014	(57,343)
Interest income	1,969	1,270	6,670	3,559
Interest expense	(27,081)	(23,621)	(103,872)	(75,156)
Facility fees and debt-related income (expense)	(2,863)	(2,062)	(10,762)	(2,956)
Defined benefit pension income (expense)	(5,422)	2,163	(21,600)	8,938
Income (loss) from continuing operations before income taxes and equity income	(5,478)	(20,461)	(18,550)	(122,958)
Income tax benefit (expense) from continuing operations	(6,834)	(2,899)	(28,185)	(10,381)
Equity income (loss) of unconsolidated entities, net	(168)	195	(761)	(178)
Income (loss) from continuing operations	(12,480)	(23,165)	(47,496)	(133,517)
Discontinued operations:
Income (loss) from discontinued businesses	(44,110)	(15,076)	(39,252)	(50,301)
Income tax benefit (expense) from discontinued businesses	3,014	2,105	(1,350)	7,387
Income (loss) from discontinued operations, net of tax	(41,096)	(12,971)	(40,602)	(42,914)
Net income (loss)	(53,576)	(36,136)	(88,098)	(176,431)
Less: Net loss (income) attributable to noncontrolling interests	(779)	(582)	1,977	(3,638)
Net income (loss) attributable to Enviri Corporation	$(54,355)	$(36,718)	$(86,121)	$(180,069)
Amounts attributable to Enviri Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(13,259)	$(23,747)	$(45,519)	$(137,155)
Income (loss) from discontinued operations, net of tax	(41,096)	(12,971)	(40,602)	(42,914)
Net income (loss) attributable to Enviri Corporation common stockholders	$(54,355)	$(36,718)	$(86,121)	$(180,069)

Weighted-average shares of common stock outstanding	79,881	79,564	79,796	79,493
Basic earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.17)	$(0.30)	$(0.57)	$(1.73)
Discontinued operations	$(0.51)	$(0.16)	$(0.51)	$(0.54)
Basic earnings (loss) per share attributable to Enviri Corporation common stockholders	$(0.68)	$(0.46)	$(1.08)	$(2.27)

Diluted weighted-average shares of common stock outstanding	79,881	79,564	79,796	79,493
Diluted earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.17)	$(0.30)	$(0.57)	$(1.73)
Discontinued operations	$(0.51)	$(0.16)	$(0.51)	$(0.54)
Diluted earnings (loss) per share attributable to Enviri Corporation common stockholders	$(0.68)	$(0.46)	$(1.08)	$(2.27)

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ENVIRI CORPORATION CONSOLIDATED BALANCE SHEETS
(In thousands)	December 31 2023	December 31 2022
ASSETS
Current assets:
Cash and cash equivalents	$121,239	$81,332
Restricted cash	3,375	3,762
Trade accounts receivable, net	280,772	264,428
Other receivables	33,857	25,379
Inventories	86,292	81,375
Prepaid expenses	29,926	30,583
Current portion of assets held-for-sale	255,428	266,335
Other current assets	16,467	14,541
Total current assets	827,356	767,735
Property, plant and equipment, net	663,284	656,875
Right-of-use assets, net	95,841	101,253
Goodwill	767,952	759,253
Intangible assets, net	324,861	352,160
Deferred income tax assets	15,322	17,489
Assets held-for-sale	90,930	70,105
Other assets	69,006	65,984
Total assets	$2,854,552	$2,790,854
LIABILITIES
Current liabilities:
Short-term borrowings	$14,871	$7,751
Current maturities of long-term debt	15,558	11,994
Accounts payable	198,576	205,577
Accrued compensation	73,553	43,595
Income taxes payable	6,133	3,640
Current portion of operating lease liabilities	25,119	25,521
Current portion of liabilities of assets held-for-sale	172,036	159,004
Other current liabilities	149,387	140,199
Total current liabilities	655,233	597,281
Long-term debt	1,401,437	1,336,995
Retirement plan liabilities	45,087	46,601
Operating lease liabilities	72,145	75,246
Liabilities of assets held-for-sale	4,029	9,463
Environmental liabilities	25,682	26,880
Deferred tax liabilities	28,810	30,069
Other liabilities	46,721	45,277
Total liabilities	2,279,144	2,167,812
ENVIRI CORPORATION STOCKHOLDERS’ EQUITY
Common stock	146,105	145,448
Additional paid-in capital	238,416	225,759
Accumulated other comprehensive loss	(539,694)	(567,636)
Retained earnings	1,528,320	1,614,441
Treasury stock	(849,996)	(848,570)
Total Enviri Corporation stockholders’ equity	523,151	569,442
Noncontrolling interests	52,257	53,600
Total equity	575,408	623,042
Total liabilities and equity	$2,854,552	$2,790,854

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended December 31		Twelve Months Ended December 31
(In thousands)	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$(53,576)	$(36,136)	$(88,098)	$(176,431)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	36,063	31,753	138,956	129,712
Amortization	8,081	8,532	32,408	34,137
Deferred income tax (benefit) expense	(1,132)	27	1,066	(12,029)
Equity (income) loss of unconsolidated entities, net	168	(195)	761	178
Dividends from unconsolidated entities	—	—	—	526
(Gain) loss on early extinguishment of debt	—	—	—	(2,254)
Goodwill and other intangible asset impairment charges	—	15,000	—	119,580
Property, plant and equipment impairment charge	—	—	14,099	—
Other, net	5,424	(808)	10,167	(427)
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	9,277	19,323	(38,889)	94,317
Income tax refunds receivable, reimbursable to seller	—	—	—	7,687
Inventories	7,138	(5,459)	(3,410)	(16,798)
Contract assets	2,158	1,954	3,475	11,543
Right-of-use assets	8,012	7,342	32,479	29,171
Accounts payable	(4,272)	6,234	(5,090)	19,264
Accrued interest payable	7,049	6,916	221	(643)
Accrued compensation	13,435	1,614	33,871	(3,945)
Advances on contracts	7,664	(5,360)	(14,160)	(11,347)
Operating lease liabilities	(7,718)	(6,876)	(30,698)	(28,374)
Retirement plan liabilities, net	894	(6,307)	(3,968)	(34,136)
Other assets and liabilities	29,611	(18,188)	31,258	(9,204)
Net cash provided (used) by operating activities	68,276	19,366	114,448	150,527
Cash flows from investing activities:
Purchases of property, plant and equipment	(45,395)	(35,515)	(139,025)	(137,160)
Proceeds from sales of assets	4,911	2,470	6,991	10,759
Expenditures for intangible assets	(25)	(37)	(503)	(184)
Proceeds from note receivable	—	—	11,238	8,605
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	2,217	7,379	4,251	20,950
Proceeds (payments) for settlements of interest rate swaps	—	282	—	(2,304)
Other investing activities, net	1	53	463	273
Net cash used by investing activities	(38,291)	(25,368)	(116,585)	(99,061)
Cash flows from financing activities:
Short-term borrowings, net	2,831	607	7,027	884
Current maturities and long-term debt:
Additions	16,005	65,016	201,997	224,445
Reductions	(23,953)	(57,479)	(164,475)	(256,310)
Contributions from noncontrolling interests	—	—	1,654	—
Dividends paid to noncontrolling interests	(5)	—	(5)	(4,841)
Sale of noncontrolling interests	—	—	—	1,901
Stock-based compensation - Employee taxes paid	(52)	(132)	(1,426)	(1,949)
Payment of contingent consideration	—	—	—	(6,915)
Net cash (used) provided by financing activities	(5,174)	8,012	44,772	(42,785)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	1,116	(1,953)	(3,115)	(10,715)
Net increase (decrease) in cash and cash equivalents, including restricted cash	25,927	57	39,520	(2,034)
Cash and cash equivalents, including restricted cash, at beginning of period	98,687	85,037	85,094	87,128
Cash and cash equivalents, including restricted cash, at end of period	$124,614	$85,094	$124,614	$85,094
                                                13

ENVIRI CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended
	December 31, 2023		December 31, 2022
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$292,245	$24,750	$256,872	$(4,372)
Clean Earth	236,571	15,972	211,430	13,865
Corporate	—	(12,803)	—	(7,704)
Consolidated Totals	$528,816	$27,919	$468,302	$1,789

	Twelve Months Ended
	December 31, 2023		December 31, 2022
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$1,140,904	$77,635	$1,061,239	$59,559
Clean Earth	928,321	76,974	827,826	(81,785)
Corporate	—	(43,595)	—	(35,117)
Consolidated Totals	$2,069,225	$111,014	$1,889,065	$(57,343)

                                                14

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2023	2022	2023	2022
Diluted earnings (loss) per share from continuing operations, as reported	$(0.17)	$(0.30)	$(0.57)	$(1.73)
Facility fees and debt-related expense (income) (a)	—	—	—	(0.01)
Corporate strategic costs (b)	0.01	—	0.03	—
Corporate contingent consideration adjustment (c)	—	—	(0.01)	—
Harsco Environmental segment other intangible asset impairment charge (d)	—	0.19	—	0.19
Harsco Environmental segment severance costs (e)	—	0.05	0.01	0.05
Harsco Environmental net gain on lease incentive (f)	0.02	—	(0.10)	—
Harsco Environmental property, plant and equipment impairment charge, net of noncontrolling interest (g)	—	—	0.10	—
Harsco Environmental accounts receivable provision (h)	—	—	0.07	—
Clean Earth segment goodwill impairment charge (i)	—	—	—	1.32
Clean Earth segment severance costs (j)	—	—	—	0.03
Clean Earth segment contingent consideration adjustments (k)	—	—	—	(0.01)
Taxes on above unusual items (l)	—	(0.01)	0.07	(0.05)
Adjusted diluted earnings (loss) per share from continuing operations, including acquisition amortization expense	(0.14)	(0.07)	(0.40)	(0.20)	(n)
Acquisition amortization expense, net of tax (m)	0.07	0.08	0.28	0.31
Adjusted diluted earnings (loss) per share from continuing operations	$(0.07)	$0.01	$(0.12)	$0.10
(a)Costs incurred at Corporate to amend the Company's Senior Secured Credit Facilities, partially offset by a gain on the repurchase of $25.0 million of Senior Notes (Q4 2022 $0.1 million pre-tax expense; twelve months 2022 $0.5 million pre-tax income).
(b)Certain strategic costs incurred at Corporate associated with supporting and executing the Company's long-term strategies (Q4 2023 $0.5 million pre-tax expense; twelve months ended 2023 $2.8 million pre-tax expense). 2022 included the relocation of the Company's headquarters, in addition to other certain strategic costs incurred at Corporate (Q4 2022 $0.2 million pre-tax expense; twelve months 2022 $0.4 million pre-tax expense).
(c)Adjustment related to a previously recorded liability related to a contingent consideration from the Company's acquisition of Clean Earth (twelve months ended 2023 $0.8 million pre-tax income).
(d)Non-cash other intangible asset impairment charge in the Harsco Environmental segment (Q4 2022 and twelve months 2022 $15.0 million pre-tax expense).
(e)Severance and related costs incurred in the Harsco Environmental segment (twelve months ended 2023 $1.1 million pre-tax expense; Q4 and twelve months 2022 $4.2 million pre-tax expense).
(f)Gain, net of exit costs, recognized for a lease modification that resulted in a lease incentive for the Company for a site relocation prior the end of the expected lease term (Q4 2023 $1.7 million pre-tax expense; twelve months ended 2023 $8.1 million pre-tax income).
(g)Non-cash property, plant and equipment impairment charge related to abandoned equipment at a Harsco Environmental site, net of noncontrolling interest impact (twelve months ended 2023 net $7.9 million, which includes $14.1 million pre-tax expense, net of $6.2 million that represents the noncontrolling partner's share of the impairment charge).
(h)Accounts receivable provision related to a customer in the Middle East (twelve months ended 2023 $5.3 million pre-tax expense).
(i)Non-cash goodwill impairment charge in the Clean Earth segment (twelve months 2022 $104.6 million pre-tax expense).
(j)Severance and related costs incurred in the Clean Earth segment (twelve months 2022 $2.6 million pre-tax expense).
(k)Adjustment to a contingent consideration related to an acquisition in the Clean Earth segment (twelve months 2022 $0.8 million pre-tax income).
(l)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded.
(m)Pre-tax acquisition amortization expense was $7.1 million and $7.7 million in Q4 2023 and 2022, respectively, and after-tax was $5.5 million and $6.2 million in Q4 2023 and 2022, respectively. Pre-tax acquisition amortization expense was $28.6 million and $31.1 million for the twelve months ended 2023 and 2022, respectively, and after-tax was $22.0 million and $24.6 million for the twelve months ended 2023 and 2022, respectively.
(n)Does not total due to rounding.

                                                15

ENVIRI CORPORATION RECONCILIATION OF PROJECTED ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (a) (Unaudited)

	Projected
	Three Months Ending		Twelve Months Ending
	March 31		December 31
	2024		2024
	Low	High	Low		High
Diluted earnings (loss) per share from continuing operations	$(0.20)	$(0.12)	$(0.52)		$(0.28)
Estimated acquisition amortization expense, net of tax	0.07	0.07	0.28		0.28
Adjusted diluted earnings (loss) per share from continuing operations	$(0.13)	$(0.05)	$(0.25)	(b)	$—
(a) Excludes Harsco Rail Segment.
(b) Does not total due to rounding.

                                                16

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Clean Earth	Corporate	Consolidated Totals
Three Months Ended December 31, 2023:
Operating income (loss), as reported	$24,750	$15,972	$(12,803)	$27,919
Corporate strategic costs	—	—	534	534
Harsco Environmental segment net gain on lease incentive	1,729	—	—	1,729
Operating income (loss) excluding unusual items	26,479	15,972	(12,269)	30,182
Depreciation	28,865	6,724	474	36,063
Amortization	1,009	6,112	—	7,121
Adjusted EBITDA	$56,353	$28,808	$(11,795)	$73,366
Revenues as reported	$292,245	$236,571		$528,816
Adjusted EBITDA margin (%)	19.3%	12.2%		13.9%

Three Months Ended December 31, 2022:
Operating income (loss), as reported	$(4,372)	$13,865	$(7,704)	$1,789
Corporate strategic costs	—	—	229	229
Harsco Environmental segment intangible asset impairment	15,000	—	—	15,000
Harsco Environmental segment severance costs	4,156	—	—	4,156
Clean Earth segment severance costs	—	37	—	37
Operating income (loss) excluding unusual items	14,784	13,902	(7,475)	21,211
Depreciation	26,569	4,623	561	31,753
Amortization	1,648	6,022	—	7,670
Adjusted EBITDA	$43,001	$24,547	$(6,914)	$60,634
Revenues as reported	$256,872	$211,430		$468,302
Adjusted EBITDA margin (%)	16.7%	11.6%		12.9%

                                                17

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Clean Earth	Corporate	Consolidated Totals
Twelve Months Ended December 31, 2023:
Operating income (loss), as reported	$77,635	$76,974	$(43,595)	$111,014
Corporate strategic costs	—	—	2,787	2,787
Corporate contingent consideration adjustment	—	—	(828)	(828)
Harsco Environmental segment severance costs	1,146	—	—	1,146
Harsco Environmental segment net gain on lease incentive	(8,053)	—	—	(8,053)
Harsco Environmental property, plant and equipment impairment charge	14,099	—	—	14,099
Harsco Environmental accounts receivable provision	5,284	—	—	5,284
Operating income (loss) excluding unusual items	90,111	76,974	(41,636)	125,449
Depreciation	113,571	23,252	2,133	138,956
Amortization	4,030	24,583	—	28,613
Adjusted EBITDA	207,712	124,809	(39,503)	293,018
Revenues as reported	$1,140,904	$928,321		$2,069,225
Adjusted EBITDA margin (%)	18.2%	13.4%		14.2%

Twelve Months Ended December 31, 2022:
Operating income (loss), as reported	$59,559	$(81,785)	$(35,117)	$(57,343)
Corporate strategic costs	—	—	357	357
Clean Earth segment goodwill impairment charge	—	104,580	—	104,580
Clean Earth segment severance costs	—	2,577	—	2,577
Clean Earth segment contingent consideration adjustment	—	(827)	—	(827)
Harsco Environmental segment intangible asset impairment	15,000	—	—	15,000
Harsco Environmental segment severance costs	4,156	—	—	4,156
Operating income (loss) excluding unusual items	78,715	24,545	(34,760)	68,500
Depreciation	108,880	18,836	1,996	129,712
Amortization	6,809	24,299	—	31,108
Adjusted EBITDA	194,404	67,680	(32,764)	229,320
Revenues as reported	$1,061,239	$827,826		$1,889,065
Adjusted EBITDA margin (%)	18.3%	8.2%		12.1%
                                                18

ENVIRI CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended December 31
(In thousands)	2023	2022
Consolidated income (loss) from continuing operations	$(12,480)	$(23,165)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	168	(195)
Income tax (benefit) expense	6,834	2,899
Defined benefit pension expense (income)	5,422	(2,163)
Facility fees and debt-related expense (income)	2,863	2,062
Interest expense	27,081	23,621
Interest income	(1,969)	(1,270)
Depreciation	36,063	31,753
Amortization	7,121	7,670

Unusual items:
Corporate strategic costs	534	229
Harsco Environmental segment intangible asset impairment charge	—	15,000
Harsco Environmental segment severance costs	—	4,156
Harsco Environmental segment net gain on lease incentive	1,729	—
Clean Earth segment severance costs	—	37

Consolidated Adjusted EBITDA	$73,366	$60,634

                                                19

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Twelve Months Ended December 31
(In thousands)	2023	2022
Consolidated income (loss) from continuing operations	$(47,496)	$(133,517)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	761	178
Income tax (benefit) expense	28,185	10,381
Defined benefit pension expense (income)	21,600	(8,938)
Facility fee and debt-related expense	10,762	2,956
Interest expense	103,872	75,156
Interest income	(6,670)	(3,559)
Depreciation	138,956	129,712
Amortization	28,613	31,108

Unusual items:
Corporate strategic costs	2,787	357
Corporate contingent consideration adjustment	(828)	—
Harsco Environmental segment severance costs	1,146	4,156
Harsco Environmental segment other intangible asset impairment charge	—	15,000
Harsco Environmental segment net gain on lease incentive	(8,053)	—
Harsco Environmental property, plant and equipment impairment charge	14,099	—
Harsco Environmental accounts receivable provision	5,284	—
Clean Earth segment goodwill impairment charge	—	104,580
Clean Earth segment severance costs	—	2,577
Clean Earth segment contingent consideration adjustments	—	(827)
Adjusted EBITDA	$293,018	$229,320

                                                20

ENVIRI CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (a) (Unaudited)
	Projected			Projected
	Three Months Ending			Twelve Months Ending
	March 31			December 31
	2024			2024
(In millions)	Low		High	Low		High
Consolidated loss from continuing operations	$(15)		$(9)	$(38)		$(18)

Add back (deduct):
Income tax (income) expense	1		3	23		29
Facility fees and debt-related (income) expense	3		3	11		10
Net interest	26		25	108		103
Defined benefit pension (income) expense	5		4	17		17
Depreciation and amortization	44		44	178		178
Consolidated Adjusted EBITDA	$63	(b)	$70	$300	(b)	$320	(b)

(a) Excludes former Harsco Rail Segment
(b) Does not total due to rounding.

                                                21

ENVIRI CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands)	2023	2022	2023	2022
Net cash provided (used) by operating activities (a)	$68,276	$19,366	$114,448	$150,527
Less capital expenditures	(45,395)	(35,515)	(139,025)	(137,160)
Less expenditures for intangible assets	(25)	(37)	(503)	(184)
Plus capital expenditures for strategic ventures (b)	562	361	3,020	1,789
Plus total proceeds from sales of assets (c)	4,911	2,470	6,991	10,759
Plus transaction-related expenditures (d)	1,625	—	2,670	1,854
Harsco Rail free cash flow deficit (benefit)	(4,866)	16,783	36,271	47,610
Free cash flow	$25,088	$3,428	$23,872	$75,195

(a)The Company initiated a revolving trade receivables securitization facility in 2022 and, during the years ended December 31, 2022 and 2023, the Company received net proceeds of $145.0 million and $5.0 million, respectively. The proceeds are included in net cash provided by operating activities for these years.
(b)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s condensed consolidated financial statements.
(c)Asset sales are a normal part of the business model, primarily for the Harsco Environmental segment.
(d)Expenditures directly related to the Company's divestiture transactions and other strategic costs incurred at Corporate.

                                                22

ENVIRI CORPORATION RECONCILIATION OF PROJECTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED BY OPERATING ACTIVITIES (a) (Unaudited)
	Projected Twelve Months Ending December 31
	2024
(In millions)	Low	High
Net cash provided by operating activities	$146	$176
Less net capital / intangible asset expenditures	(130)	(140)
Plus capital expenditures for strategic ventures	4	4
Free cash flow	$20	$40

(a) Excludes former Harsco Rail Segment

                                                23